QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Thomas A. Dolan, certify that:

          1.     The Quarterly Report as amended for the quarter ended December 31, 2003 on Form 10-QSB of QRS Music Technologies, Inc. (the "Report") fully complies with the requirements of Section 13(a) or 15 (d) of the Securities and Exchange Act of 1934.

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer in the Report.

Date: May 21, 2004

/s/ THOMAS A. DOLAN Thomas A. Dolan Chief Executive Officer

QuickLinks

  Exhibit 32.2
CERTIFICATE OF CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)